Exhibit 99.1

For more information, contact:
Timothy Rogers
Chief Financial Officer
Technology Solutions Company
312.228.4500
timothy_rogers@techsol.com

Technology Solutions Company to Announce
Second Quarter 2008 Financial Results

CHICAGO, August 4, 2008 — Technology Solutions Company (TSC) (Nasdaq: TSCC), a business solutions provider, will release second quarter 2008 financial results after market close on Wednesday, August 13, 2008. TSC’s management will host a conference call on Thursday, August 14, 2008 at 8 a.m. CST. The dial-in number for the call is 888-609-5689. For international participants, the dial-in number is 913-312-6685.

The live broadcast of conference call will also be available online on the Investors section of TSC’s Web site at: http://phx.corporate-ir.net/playerlink.zhtml?c=112966&s=wm&e=1915026

It is recommended that participants using the Web access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at http://www.firstcallevents.com. For those who cannot access the live broadcast, a replay of the call will be available until midnight CST on August 28, 2008 by dialing 888-203-1112. The international replay dial-in number is 719-457-0820. The pass code for the replay is 3646148.

About Technology Solutions Company

Technology Solutions Company (TSC) is a leading business solutions provider that partners with clients to expose and leverage opportunities that create, measure and sustain the delivery of value to their customers.  TSC serves the healthcare, financial services and manufacturing industries. For more information, please visit: www.techsol.com.

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